Exhibit 99.1

L BRANDS REPORTS DECEMBER 2017 SALES AND UPDATES
FOURTH QUARTER EARNINGS GUIDANCE

Columbus, Ohio (Jan. 4, 2018) - L Brands, Inc. (NYSE: LB) reported net sales of $2.516 billion for the five weeks ended Dec. 30, 2017, an increase of 3 percent, compared to net sales of $2.438 billion for the five weeks ended Dec. 31, 2016. Comparable sales increased 1 percent for the five weeks ended Dec. 30, 2017.

The company reported net sales of $11.592 billion for the 48 weeks ended Dec. 30, 2017, compared to net sales of $11.769 billion for the 48 weeks ended Dec. 31, 2016. Comparable sales decreased 4 percent for the 48 weeks ended Dec. 30, 2017. For the 48 weeks ended Dec. 30, 2017, the exit of the swim and apparel categories had a negative impact of about 3 percentage points and 5 percentage points to total company and Victoria’s Secret comparable sales, respectively.

Before the effect of any significant one-time items, including the impact of tax reform legislation, the company expects to report fourth quarter earnings per share of about $2.00, compared to its previous guidance of $1.95 to $2.10.

To hear further commentary provided on L Brands’ prerecorded December sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,100 company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the December sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the December sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the December sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
DECEMBER 2017

Comparable Sales Increase (Decrease) (Stores and Direct):

	December		Year-to-Date
	2017	2016	2017	2016
Victoria's Secret[1]	(1%)	(4%)	(9%)	—%
Bath & Body Works[1]	4%	3%	4%	5%
L Brands[2]	1%	(1%)	(4%)	2%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	December		Year-to-Date
	2017	2016	2017	2016
Victoria's Secret[1]	(6%)	(4%)	(9%)	(1%)
Bath & Body Works[1]	2%	—%	2%	3%
L Brands[2]	(3%)	(2%)	(5%)	1%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 12/30/17
Victoria's Secret U.S.	998	5	(9)	994
PINK U.S.	133	8	(1)	140
Victoria's Secret Canada	37	2	—	39
PINK Canada	9	—	(2)	7
Total Victoria's Secret	1,177	15	(12)	1,180

Bath & Body Works U.S.	1,591	29	(14)	1,606
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,693	29	(14)	1,708

Victoria's Secret U.K. / Ireland	15	3	—	18
PINK U.K.	3	2	—	5
Victoria's Secret Beauty and Accessories	31	2	(3)	30
Victoria's Secret China	—	5	—	5
Total VS & BBW International	49	12	(3)	58

Henri Bendel	29	—	(1)	28
La Senza U.S.	4	1	—	5
La Senza Canada	122	1	(2)	121
Total L Brands Stores	3,074	58	(32)	3,100

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com